Exhibit 99.1

Catalyst Pharmaceuticals Announces $200 Million Share Repurchase Program

CORAL GABLES, Fla., October 1, 2025 - Catalyst Pharmaceuticals, Inc. (“Catalyst” or “Company”) (Nasdaq: CPRX), a commercial-stage biopharmaceutical company focused on in-licensing, developing and commercializing novel medicines for people living with rare and difficult-to-treat diseases, today announced that its Board of Directors has authorized a new share repurchase program to repurchase up to $200 million of shares of Catalyst’s outstanding common stock between October 1, 2025, and December 31, 2026.

“Catalyst has a strong balance sheet, which reflected more than $650 million in cash and cash equivalents and no funded debt as of June 30, 2025, solid operating results, a demonstrated focus on execution, and significant cash flow generation. Based on all of these factors, we believe that we can execute this share repurchase program without impairing the advancement of our business development strategy,” said Richard J. Daly, President and CEO, of Catalyst. “Further, we believe that this repurchase program will enable us to provide value to our stockholders. We also are confident in our long-term outlook and our continued investment in growth targets that could make a meaningful difference in the lives of people living with rare diseases.”

Repurchases under the new share repurchase program may be made through a variety of methods, including open market or privately negotiated purchases. The timing and amount of shares repurchased will depend on the stock price, business and market conditions, corporate and regulatory requirements, alternative investment opportunities, acquisition opportunities and other factors. Catalyst is not obligated to repurchase any specific amount of shares of common stock, and the share repurchase program may be suspended or terminated at any time. Catalyst plans to use existing cash on hand to fund its share repurchase program.

About Catalyst Pharmaceuticals

Catalyst Pharmaceuticals, Inc. (Nasdaq: CPRX), is a biopharmaceutical company committed to improving the lives of patients with rare diseases. With a proven track record of bringing life-changing treatments to the market, we focus on in-licensing, commercializing, and developing innovative therapies. Guided by our deep commitment to patient care, we prioritize accessibility, ensuring patients receive the care they need through a comprehensive suite of support services designed to provide seamless access and ongoing assistance. Catalyst maintains a well-established U.S. presence, which remains the cornerstone of our commercial strategy, while continuously evaluating strategic opportunities to expand our global footprint. Catalyst, headquartered in Coral Gables, Fla., was recognized on the Forbes 2025 list as one of America’s Most Successful Mid-Cap Companies and on the 2024 Deloitte Technology Fast 500™ list as one of North America’s Fastest-Growing Companies.

For more information, please visit Catalyst’s website at www.catalystpharma.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Catalyst’s actual results in future periods to differ materially from forecasted results. A number of factors, including (i) statements regarding Catalyst’s plans, strategies, and the financial performance for its business, (ii) whether Catalyst will continue to be cash flow positive and profitable, (iii) whether Catalyst will be successful in executing on its strategic initiatives to expand its products and pipeline therapies to treat other rare diseases, (iv) statements regarding the amount, timing and execution of repurchases under the stock repurchase program, and (v) those factors described in Catalyst’s Annual Report on Form 10-K for the fiscal year 2024 and its subsequent filings with the U.S. Securities and Exchange Commission (“SEC”), could adversely affect Catalyst. Copies of Catalyst’s filings with the SEC are available from the SEC, may be found on Catalyst’s website, or may be obtained upon request from Catalyst. Catalyst does not undertake any obligation to update the information contained herein, which speaks only as of this date.

Source: Catalyst Pharmaceuticals, Inc.

Investor Contact

Melissa Kendis, Catalyst Pharmaceuticals, Inc.

IR@catalystpharma.com

Media Contact

David Schull, Russo Partners

(858) 717-2310

david.schull@russopartnersllc.com